UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13, 15(d), or 37 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2009

TENNESSEE VALLEY AUTHORITY
(Exact name of registrant as specified in its charter)

A corporate agency of the United States created by an act of Congress (State or other jurisdiction of incorporation or organization)	000-52313 (Commission file number)	62-0474417 (IRS Employer Identification No.)

400 W. Summit Hill Drive Knoxville, Tennessee (Address of principal executive offices)		37902 (Zip Code)

(865) 632-2101
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During its February 12, 2009 public meeting, the TVA Board of Directors approved the following changes to TVA’s compensation programs for fiscal year (“FY”) 2009 and FY 2010, including the compensation of those who were listed as named executive officers in TVA’s Annual Report on Form 10-K filed on December 16, 2008 (“Named Executive Officers”), in response to the challenges facing TVA in connection with the economic conditions.  The announced changes affect the Named Executive Officers in the following manner:

•
The Chief Executive Officer (“CEO”) will not receive any payout under either the Executive Annual Incentive Plan (“EAIP”) or the Executive Long-Term Incentive Plan for the performance cycle ending in FY 2009.

•	The Chief Financial Officer (“CFO”) and the Chief Operating Officer (“COO”) will not receive any EAIP payout for FY 2009.

•	There will be no salary adjustments for any of the Named Executive Officers based on performance in FY 2009.

•
For FY 2009, there will be no annual incentive pay linked to the achievement of TVA’s overall corporate objectives identified in TVA’s Winning Performance Balanced Scorecard.  Thirty percent of each employee’s annual incentive pay for FY 2009, including TVA’s other two Named Executive Officers, had been linked to achieving these objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2009	Tennessee Valley Authority
(Registrant)

/s/ Kimberly S. Greene
Kimberly S. Greene
Chief Financial Officer and Executive Vice President, Financial Services